UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Jean M. Franchi (the “Employment Agreement”) to serve as the Company’s Chief Financial Officer. Ms. Franchi will also serve as the Company’s Principal Financial Officer, Principal Accounting Officer and Treasurer. Ms. Franchi will begin her employment and assume such positions with the Company on August 21, 2017.

In connection with entering into the Employment Agreement, effective as of August 21, 2017, (i) Richard Peters, the Company’s President and Chief Executive Officer, will cease to serve in the position of Principal Financial Officer and (ii) John L. Green, the Company’s Controller, will cease to serve in the position of Principal Accounting Officer. Dr. Peters and Mr. Green have served as Principal Financial Officer and Principal Accounting Officer, respectively, on an interim basis since June 14, 2017.

Ms. Franchi, age 50, previously served as Chief Financial Officer, Treasurer and Secretary at Dimension Therapeutics, Inc., a biotechnology company, from August 2015 to July 2017. From February 2012 to July 2015, Ms. Franchi served as Chief Financial Officer at Good Start Genetics, Inc., a molecular genetics information company. From 1995 to 2011, Ms. Franchi held various positions at Sanofi Genzyme, a global pharmaceutical company, including Senior Vice President of Corporate Finance, Senior Vice President of Business Unit Finance, Vice President of Finance and Controller, Product Line and International Group. Ms. Franchi holds a B.B.A. from Hofstra University and successfully completed the Uniform CPA Examination.

There is no family relationship between Ms. Franchi and any of the Company’s directors or executive officers.

The Employment Agreement continues until December 31, 2017 and thereafter renews automatically on December 31 of each year for successive one year terms, unless either the Company or Ms. Franchi gives notice of non-renewal.

Pursuant to the terms of the Employment Agreement, Ms. Franchi will receive an annual base salary of $400,000 and is eligible for an annual bonus percentage of up to 35% of her base salary. The Company will also pay Ms. Franchi a one-time signing bonus of $100,000. Subject to the further approval of the Board, the Company will also grant Ms. Franchi an option to purchase 450,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The option will vest over three years at a rate of 1/6th of the total number of shares on February 21, 2018 and an additional 1/12th of the total number of shares at the end of each successive three month period following February 21, 2018 until fully exercisable.

Ms. Franchi is also bound by the terms of a separate non-disclosure, developments, non-competition and non-solicitation agreement, which, among other things, prohibits Ms. Franchi, during the term of her employment and for a period of one year thereafter, from competing with the Company and soliciting or hiring the Company’s employees.

Upon execution and effectiveness of a severance agreement and release of claims, Ms. Franchi is entitled to severance payments if the Company terminates her employment without cause (as defined in the Employment Agreement), including the Company’s decision not to renew her term of employment, or if she terminates her employment with the Company for good reason (as defined in the Employment Agreement).

If Ms. Franchi’s employment terminates under these circumstances, in each case prior to a change in control (as defined in the Employment Agreement), the Company is obligated for a period of 12 months to pay Ms. Franchi her base salary and pay for coverage for her under any company sponsored medical benefit plans available to the Company’s senior management employees. In addition, the Company would be obligated to pay her a pro-rata bonus for the portion of the year in which she was employed by the Company based on her average annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which she served as one of the Company’s executive officers.

If Ms. Franchi’s employment terminates under these circumstances, in each case within 18 months following a change in control, the Company is obligated to pay her a lump sum amount equal to 36 months of her base salary plus a bonus equal to three times the average of her annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which she served as one of the Company’s executive officers, accelerate the vesting of all outstanding stock options, restricted stock or other equity awards granted to her and pay for coverage for her under any company sponsored medical benefit plans available to the Company’s senior management employees for a period of 18 months.

If Ms. Franchi dies or the Company terminates Ms. Franchi’s employment due to disability, she will be eligible to receive a pro-rata bonus for the portion of the year in which she was employed by the Company based on her average annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which she served as one of the Company’s executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2017 Annual Meeting of Stockholders held on August 11, 2017, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2018 annual meeting of stockholders.

Nominees	For	Withheld	Broker Non-Votes
Richard Peters, M.D., Ph.D.	53,835,478	1,086,970	50,283,400
Gary L. Crocker	51,543,813	3,378,635	50,283,400
John M. Dineen	53,429,396	1,493,052	50,283,400
Vivian S. Lee, M.D., Ph.D.	53,322,813	1,599,635	50,283,400
John Mendelsohn, M.D.	51,475,170	3,447,278	50,283,400

Ulrik B. Nielsen, Ph.D.	51,720,470	3,201,978	50,283,400
Michael E. Porter, Ph.D.	50,942,721	3,979,727	50,283,400
James H. Quigley	51,520,643	3,401,805	50,283,400
Russell T. Ray	51,497,028	3,425,420	50,283,400

2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For:	48,089,785
Against:	6,305,464
Abstain:	527,199
Broker Non-Votes:	50,283,400

3. The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For:	102,297,763
Against:	2,380,037
Abstain:	528,048

4. The stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of one-for-ten and a proportionate reduction in the number of authorized shares of common stock, with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion.

For:	87,318,236
Against:	16,581,273
Abstain:	1,306,339

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: August 14, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel